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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Wit SoundView Group, Inc. on Form S-4 of our report dated November 22, 1999, related to the consolidated financial statements of E*OFFERING Corp. and subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the headings "Selected Historical Financial Data of E*OFFERING" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
July 20, 2000